UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  Jan. 5, 2007 (Jan. 2, 2007)
Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Connecticut
(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements for Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-10.2: AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
EX-10.3: AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT
EX-10.4: STANDARD FORM OF THIRD AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements for Certain Officers
     On January 2, 2007, Connecticut Water Service, Inc. and its principal operating subsidiary, The Connecticut Water Company, (collectively, the “Company”) entered into an Amended and Restated Employment Agreement, an Amended and Restated Supplemental Executive Retirement Agreement and an Amended and Restated Deferred Compensation Agreement with Marshall T. Chiaraluce, the Chairman of the Board of Directors of the Company and the Company’s former President and Chief Executive Officer.
     The principal purpose of the amendments was to conform Mr. Chiaraluce’s existing agreements with the Company to comply with the substantive and procedural requirements of Section 409A of the Internal Revenue Code of 1986, as amended, in light of Mr. Chiaraluce’s planned retirement from the Company in May 2007.
     The terms of Mr. Chiaraluce’s Amended and Restated Employment Agreement are substantially similar to those of his prior agreement. A description of the material terms of Mr. Chiaraluce’s prior agreement, was set forth in the proxy statement dated April 11, 2006, under the heading “Employment Contracts, Change-in-Control, and Termination Arrangement,” which description is hereby incorporated herein by reference.
     Mr. Chiaraluce’s Amended and Restated Supplemental Executive Retirement Agreement provides him with a supplemental retirement benefit based on earnings and years of service to the Company. Upon his retirement in May 2007, Mr. Chiaraluce’s annual retirement benefits payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by the benefit payable to Mr. Chiaraluce under the Connecticut Water Company Retirement Plan. The annual benefit amount is reduced by benefits payable under the retirement plan of Mr. Chiaraluce’s prior employer. The Agreement provides an early retirement benefit if Mr. Chiaraluce retires from service to the Company at any age between 55 and 65.
     Mr. Chiaraluce’s Amended and Restated Deferred Compensation Agreement permits him to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of his annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of Mr. Chiaraluce. Amounts deferred to the account are credited with interest paid by the Company on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 2%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to Mr. Chiaraluce (or to his designated beneficiary) upon termination of employment by the Company in the form of an annual annuity payment. If, prior to his planned retirement date in May 2007, Mr. Chiaraluce is terminated for “cause” as defined in the Deferred Compensation Agreement, he shall be entitled only to a return of the amounts deferred without payment of accrued interest.
     Copies of Mr. Chiaraluce’s Amended and Restated Employment Agreement, Amended and Restated SERP Agreement, and Amended and Restated Deferred Compensation Agreement

are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are each hereby incorporated herein by reference.
     On January 2, 2007, the Company entered into a Third Amendment to the Supplemental Executive Retirement Agreement with each of the following executive officers: (1) Eric W. Thornburg, President and Chief Executive Officer; (2) David C. Benoit, Vice President – Finance and Chief Financial Officer; (3) Thomas R. Marston, Vice President – Planning & Treatment; (4) Terrance P. O’Neill, Vice President – Operations; and (5) Maureen P. Westbrook, Vice President – Administration & Government Affairs. The Third Amendment amends the definition of “Average Earnings” under the SERP to exclude from the definition the value of long-term performance awards and PARSA awards made to participants under the Company’s Performance Stock Program. A copy of the Form of Third Amendment is attached hereto as Exhibit 10.4 and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     The following are filed herewith as exhibits.
(c)	Exhibits
10.1	Amended and Restated Employment Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.2	Amended and Restated Supplemental Executive Retirement Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.3	Amended and Restated Deferred Compensation Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.4	Standard Form of Third Amendment to Supplemental Executive Retirement Agreement, between the Company and specified officers of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: January 5, 2007	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.2	Amended and Restated Supplemental Executive Retirement Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.3	Amended and Restated Deferred Compensation Agreement between the Company and Marshall T. Chiaraluce, dated as of January 2, 2007.

10.4	Standard Form of Third Amendment to Supplemental Executive Retirement Agreement, between the Company and specified officers of the Company.